Exhibit 8.1

List of Subsidiaries of the Registrant

1.	China Eastern Airlines Jiangsu Co., Ltd., a company incorporated under the laws of People’s Republic of China, 62.56% equity of which is owned by China Eastern Airlines Corporation Limited.
2.	Shanghai Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
3.	Shanghai Eastern Flight Training Co., Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
4.	Shanghai Airlines Tours International Group Co., Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
5.	China Cargo Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, 83% equity of which is indirectly owned by China Eastern Airlines Corporation Limited.
6.	China Eastern Airlines Wuhan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 60% equity of which is owned by China Eastern Airlines Corporation Limited.
7.	Shanghai Eastern Airlines Logistics Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
8.	Eastern Airlines Hotel Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
9.	China United Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
10.	China Eastern Airlines Yunnan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 90.36% equity of which is owned by China Eastern Airlines Corporation Limited.
11.	Eastern Air Overseas (Hong Kong) Co., Ltd., a company incorporated under the laws of Hong Kong, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
12.	China Eastern Airlines Technology Co. Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
13.	Eastern Business Airlines Service Co., Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
14.	China Eastern Airlines Application Development Center Co., Ltd., company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.